EXHIBIT 10.2


                     MICHAEL WILLIAM O'GORMAN, M.B.A., J.D.
                                 21 The Terrace
                          Rutherford, New Jersey 07010
                Telephone: 862-266-2845 * Facsimile: 201-438-9565


                     MEMORANDUM OF AGREEMENT AND ACCEPTANCE
                                 March 29, 2005


The purpose of this Memorandum of Agreement and Acceptance is to ful1y acknowledge the receipt of an offer of Probationary Employment (90 days) by BioSolutions (hereinafter referred to as "BSLM") to Michael William O'Gorman, (hereinafter referred to as "O'Gorman") and dated 29 March 2005, attached hereto and made a part hereof.

The term of this Probationary Employment shall commence on 1 April 2005 and extend for a period of ninety (90) days henceforth.

During this Probationary Employment O'Gorman shall hold the position of President and CEO of BSLM..

Further, during this period of Probationary Employment, O'Gorman shall have certain duties and obligations to BSLM, to wit;

     1.   Interfacing with brokerage communities

     2.   Work  with  attorney  and  C.P.A.  in  regards  to  security   aspects
          (including, but not limited to; SEC. 10K and lOQ filings

     3.   Write a formal business plan.

     4.   Maintain normal business hours

     5.   Travel to Mississippi as required.

Further during this Probationary Employment, BSLM shall have certain duties and obligations to O'Gorman to wit;

     1. BSLM shall pay to O'Gorman the sum of Four Thousand Dollars ( $4,0(0) per month, payable on the 1st ($2.000) and 15th ($2,000) of each and every month.

     2. BSLM will provide $400.00 per month for the rental of BSLM offices at 21 The Terrace, Rutherford, New Jersey.

     3. BSLM will provide and pay for the instillation of two (2) telephone lines and pay for the monthly billings for each.

     4. BSLM will reimburse O'Gorman for pre-approved travel and business related expenses incurred in the execution of his duties as President and Director of BSLM.

Furthermore, at the end of the successfully and mutually satisfactorily completed 90 day Probationary Employment, O'Gorman will be vested in permanent employment with BSLM.

At the end of the ninety (90) days, both BSLM and O'Gorman will negotiate in good faith efforts to reduce O'Gorman's now, on-going permanent employment to a written Employment Contract to include, among other provisions, stock options and other benefits consistent with BSLM's company policy(s).

This Employment Contract shall include but not be limited to O'Gorman's monthly salary being increased to Five Thousand Dollars ($5,000) per month, payable on the 1st ($2,500) and on the 15th ($2,500) of each and every month.



AGREED TO AND ACCEPTED BY:                AGREED TO AND ACCEPTED BY:

  /s/ Michael William O'Gorman              /s/ Patricia Spreitzer
-------------------------------------     --------------------------------------
Michael William O'Gorman, M.B.A., J.D.    BY: